                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-225463 and 333-225466 and Form S-1 No. 333-223738) of our report dated March 16, 2021, relating to the consolidated financial statements of Nuverra Environmental Solutions, Inc. and subsidiaries (which report expresses an unqualified opinion), appearing in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Moss Adams LLP

Scottsdale, Arizona
March 16, 2021